EXHIBIT 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     OMNICARE, INC. AND SUBSIDIARY COMPANIES
                                    UNAUDITED
                                 (in thousands)

                                                             Three Months Ended March 31,
                                                             2003                  2002
                                                           --------              --------
Income before Income Taxes                                 $65,165              $46,411
Add:
      Interest Expense                                      15,472               13,194
      Amortization of Debt Expense                             984                  982
      Interest Portion of Rent Expense                       3,133                2,630
                                                           -------              -------
           Adjusted Income                                 $84,754              $63,217
                                                           =======              =======
Fixed Charges
      Interest Expense                                     $15,472              $13,194
      Amortization of Debt Expense                             984                  982
      Interest Portion of Rent Expense                       3,133                2,630
                                                           -------              -------
           Fixed Charges                                   $19,589              $16,806
                                                           =======              =======

Ratio of Earnings to Fixed Charges (1)                         4.3x                 3.8x
                                                           =======              =======

(1) The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes plus fixed charges by fixed charges. Fixed charges consist of interest expense on debt (including the amortization of debt expense) and one-third (the proportion deemed representative of the interest portion) of rent expense.